EXHIBIT 99.2

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

                                                  HUTCHINSON TECHNOLOGY INCORPORATED
                                        Reconciliation of Non-GAAP to GAAP Financial Measures
                                               (in thousands, except per share amounts)

Pre-tax charge for debt redemption                                                    $      3,486
Less:  Adjustment for profit sharing                                                          (349)
                                                                                      -------------
                                                                                             3,137
Tax adjustment (19%)                                                                          (596)
                                                                                      -------------
Net charge for debt redemption                                                        $      2,541
                                                                                      =============

Net charge per diluted share for debt redemption                                      $       0.08
                                                                                      =============

Diluted weighted average common and common equivalent shares
   outstanding                                                                              32,262
                                                                                      =============


Net income per common share - diluted                                                 $       0.50
Add:  Net charge per diluted share for debt redemption
                                                                                              0.08
                                                                                      ------------
Net income per common share - diluted, excluding charge for debt
   redemption                                                                         $       0.58
                                                                                      ============


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